PRDO ANNOUNCES 2Q25 RESULTS …PG 1

Exhibit 99.1

PERDOCEO EDUCATION CORPORATION REPORTS SECOND QUARTER AND

YEAR TO DATE 2025 RESULTS

Increased quarterly dividend by 15.4% to $0.15 per share and announces a new $75 million share buyback authorization

Schaumburg, IL. (July 31, 2025) – Perdoceo Education Corporation (NASDAQ: PRDO), a provider of postsecondary education programs, today reported operating and financial results for the quarter and year to date ended June 30, 2025.

"During the second quarter, our academic institutions continued to generate strong levels of prospective student interest, while student retention and engagement trended near multi-year highs,” said Todd Nelson, President and Chief Executive Officer. “University of St. Augustine is executing well against its long-term goals and we continue to invest in academic, student support and learning technologies across our academic institutions. Finally, in line with our capital allocation strategy the Board authorized a new $75 million share buyback plan and approved a 15.4% increase in the quarterly dividend, the second such increase since the dividend commenced in 2023."

Second Quarter 2025 Results as Compared to Prior Year Quarter

•
Total student enrollments at June 30, 2025 increased by 17.4% supported by a 7.4% increase at CTU, a 7.1% increase at AIUS and the acquisition of St. Augustine.
•
Revenue increased 25.7% to $209.6 million compared to $166.7 million in the prior year quarter.
•
Operating income increased 11.7% to $51.4 million, while adjusted operating income increased 25.4% to $61.5 million.*
•
Earnings per diluted share was $0.62 as compared to $0.57, while adjusted earnings per diluted share was $0.67 as compared to $0.59.*
•
Ended the quarter with $659.6 million in cash, cash equivalents, restricted cash and available-for-sale-short-term investments.
•
On July 31, 2025 the Board increased the per share quarterly dividend by 15.4% to $0.15 per share, marking a second increase since the first quarterly dividend payment of $0.11 per share in 2023.

Year to Date 2025 Results as Compared to Prior Year to Date

•
Revenue increased 26.1% to $422.6 million compared to $335.0 million in the prior year to date.
•
Operating income increased 11.7% to $103.1 million, while adjusted operating income increased 27.2% to $125.1 million.*
•
Earnings per diluted share was $1.27 as compared to $1.16, while adjusted earnings per diluted share was $1.37 as compared to $1.19.*
•
The Company bought back 1.6 million shares for $46.1 million and the Board authorized a new $75.0 million share buyback program effective July 31, 2025, which is set to expire in 18 months.

*See GAAP (U.S. generally accepted accounting principles) to non-GAAP reconciliation attached to this press release

PRDO ANNOUNCES 2Q25 RESULTS …PG 2

TOTAL STUDENT ENROLLMENTS

•
As of June 30, 2025, total student enrollments were 46,500, an increase of 17.4% as compared to 39,600 total student enrollments as of June 30, 2024.

	As of June 30,
Total Student Enrollments	2025	2024	% Change
CTU (1)	31,900	29,700	7.4%
AIUS (1)	10,600	9,900	7.1%
USAHS (2)	4,000	-	NM
Total	46,500	39,600	17.4%

REVENUE

•
For the quarter ended June 30, 2025, revenue increased 25.7% to $209.6 million compared to revenue of $166.7 million for the prior year quarter.
•
For the year to date ended June 30, 2025, revenue increased 26.1% to $422.6 million compared to revenue of $335.0 million for the prior year to date.

	For the Quarter Ended June 30,			For the Year to Date Ended June 30,
Revenue ($ in thousands)	2025	2024	% Change	2025	2024	% Change
CTU	$117,970	$112,828	4.6%	$237,549	$226,397	4.9%
AIUS	54,723	53,722	1.9%	108,782	108,227	0.5%
USAHS (2)	36,697	-	NM	75,880	-	NM
Corporate and Other	191	190	NM	374	380	NM
Total	$209,581	$166,740	25.7%	$422,585	$335,004	26.1%

(1)
Total student enrollments do not include learners participating in: a) non-degree seeking and professional development programs, and b) degree seeking, non-Title IV, self-paced programs at our universities.
(2)
Perdoceo completed the acquisition of USAHS on December 2, 2024.

PRDO ANNOUNCES 2Q25 RESULTS …PG 3

OPERATING INCOME

•
For the quarter ended June 30, 2025, operating income increased 11.7% to $51.4 million as compared to the prior year quarter.

•
For the year to date ended June 30, 2025, operating income increased by 11.7% to $103.1 million as compared to the prior year to date.

	For the Quarter Ended June 30,			For the Year to Date Ended June 30,
Operating Income ($ in thousands)	2025	2024	% Change	2025	2024	% Change
CTU	$46,262	$42,890	7.9%	$92,359	$85,046	8.6%
AIUS	12,080	12,926	-6.5%	23,964	22,212	7.9%
USAHS (1)	(1,694)	-	NM	(2,024)	-	NM
Corporate and Other	(5,249)	(9,810)	NM	(11,173)	(14,974)	NM
Total	$51,399	$46,006	11.7%	$103,126	$92,284	11.7%

(1)
Perdoceo completed the acquisition of USAHS on December 2, 2024.

ADJUSTED OPERATING INCOME

The Company believes it is useful to present non-GAAP financial measures, which exclude certain significant and non-cash items, as a means to understand the performance of its operations. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

•
For the quarter ended June 30, 2025, adjusted operating income of $61.5 million increased 25.4% compared to adjusted operating income of $49.1 million for the prior year quarter.

•
For the year to date ended June 30, 2025, adjusted operating income of $125.1 million increased 27.2% compared to adjusted operating income of $98.4 million for the prior year to date.

	For the Quarter Ended June 30,		For the Year to Date Ended June 30,
Adjusted Operating Income ($ in thousands)	2025	2024	2025	2024
Operating income	$51,399	$46,006	$103,126	$92,284

Depreciation and amortization	10,148	3,069	21,955	6,085

Adjusted Operating Income	$61,547	$49,075	$125,081	$98,369

Increase (Decrease)	25.4%		27.2%

PRDO ANNOUNCES 2Q25 RESULTS …PG 4

NET INCOME AND EARNINGS PER DILUTED SHARE

For the quarter ended June 30, 2025, the Company recorded:

•
Net income of $41.0 million compared to $38.4 million for the prior year quarter.
•
Earnings per diluted share of $0.62 compared to $0.57 for the prior year quarter.
•
Adjusted earnings per diluted share of $0.67 compared to $0.59 for the prior year quarter. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

For the year to date ended June 30, 2025, the Company recorded:

•
Net income of $84.7 million compared to $77.9 million for the prior year to date.
•
Earnings per diluted share of $1.27 compared to $1.16 for the prior year to date.
•
Adjusted earnings per diluted share of $1.37 compared to $1.19 for the prior year to date. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

	For the Quarter Ended June 30,		For the Year to Date Ended June 30,
	2025	2024	2025	2024

Reported Earnings Per Diluted Share	$0.62	$0.57	$1.27	$1.16

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets	0.06	0.02	0.13	0.04
Tax effect of adjustments (1)	(0.01)	-	(0.03)	(0.01)
Adjusted Earnings Per Diluted Share	$0.67	$0.59	$1.37	$1.19

(1)
The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate is intended to reflect federal and state taxable jurisdictions as well as the nature of the adjustments.

PRDO ANNOUNCES 2Q25 RESULTS …PG 5

CAPITAL ALLOCATION

During the year to date ended June 30, 2025, the Company repurchased 1.6 million shares of our common stock for $46.1 million at an average price of $28.19 per share and made capital expenditures of $2.8 million.

On July 31, 2025, the board of directors of the Company approved a new stock repurchase program for up to $75.0 million which will commence on July 31, 2025 and expires January 31, 2027. The new stock repurchase program replaced the previous stock repurchase program. The other terms of the stock repurchase program are generally consistent with the Company’s previous stock repurchase program.

On July 31, 2025 the board of directors declared a quarterly dividend of $0.15 per share, which will be paid on September 12, 2025 for holders of record of common stock as of September 2, 2025. This marks a 15.4% increase in our quarterly dividend, the second such increase since dividends commenced in 2023. Any decision to pay future cash dividends, however, will be made by the board of directors and depend on the Company’s available retained earnings, financial condition and other relevant factors. The Company expects quarterly dividend payments to be an integral and growing part of its balanced capital allocation strategy that also prioritizes investments in student support and technology projects, while also evaluating acquisitions and share repurchases.

BALANCE SHEET AND CASH FLOW

•
For the quarter ended June 30, 2025 net cash provided by operating activities was $78.8 million, compared to net cash provided by operating activities of $38.5 million for the prior year quarter.
•
For the year to date ended June 30, 2025, net cash provided by operating activities was $143.9 million, compared to net cash provided by operating activities of $93.0 million for the prior year to date.
•
As of June 30, 2025 and December 31, 2024, cash, cash equivalents, restricted cash and available-for-sale short-term investments totaled $659.6 million and $591.5 million, respectively.

	For the Quarter Ended June 30,			For the Year to Date Ended June 30,
Selected Cash Flow Items ($ in thousands)	2025	2024	% Change	2025	2024	% Change
Net cash provided by operating activities	$78,778	$38,525	104.5%	$143,905	$93,017	54.7%
Capital expenditures	$2,752	$824	234.0%	$4,489	$2,022	122.0%

PRDO ANNOUNCES 2Q25 RESULTS …PG 6

OUTLOOK

The Company is providing the following third quarter outlook along with a full year outlook, subject to the key assumptions identified below. Please see the GAAP to non-GAAP reconciliation for adjusted operating income and adjusted earnings per diluted share attached to this press release for further details.

	Total Company Outlook
	For Quarter Ending September 30,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2025	2024	2025	2024
Operating Income	$46.8M - $48.8M	$44.8M	$187.8M - $193.8M	$174.3M

Depreciation and amortization	$10.2M	$3.0M	$42.2M	$14.6M

Adjusted Operating Income	$57.0M - $59.0M	$47.8M	$230.0M - $236.0M	$188.9M

Earnings Per Diluted Share	$0.55 - $0.57	$0.57	$2.29 - $2.36	$2.19

Amortization of acquired intangible assets	0.06	0.02	0.26	0.09
Tax effect of adjustments	(0.01)	-	(0.07)	(0.02)

Adjusted Earnings Per Diluted Share	$0.60 - $0.62	$0.59	$2.48 - $2.55	$2.26

Operating income, which is the most directly comparable GAAP measure to adjusted operating income, and earnings per diluted share, which is the most directly comparable GAAP measure to adjusted earnings per diluted share, may not follow the same trends stated in the outlook above because of adjustments made for certain non-cash items. The operating income, adjusted operating income, earnings per share and adjusted earnings per share outlook provided above for 2025 are based on the following key assumptions and factors, among others: (i) prospective student interest in the Company’s programs and trends in student retention and engagement remain consistent with management’s recent experiences and future expectations, (ii) no significant impact from current or future federal budget reconciliation or other legislative processes on the availability of current levels of federal student aid or the conditions associated with participating in such aid programs, (iii) no significant impact from new or proposed regulations, or from updated interpretations of current regulation, administrative actions by or changes in the structure of federal agencies or other adverse changes in the legal or regulatory environment, which may require operational changes in the way the Company’s academic institutions attract, connect with, enroll, support and educate current and prospective students, among other impacts, (iv) no significant operating impacts from the settlement with the U.S. Federal Trade Commission or other legal or regulatory matters, (v) no material disruptions to the availability of the current levels of federal student aid whether due to the restructuring of federal agencies, staffing related changes or layoffs or changes to congressional funding priorities, (vi) earnings per diluted share outlook assumes an effective income tax rate of approximately 29.0% for the third quarter and approximately 26.5% for the full year, and (vii) excludes any future impact from the Company’s stock repurchase program. Although these estimates and assumptions are based upon management’s good faith beliefs regarding current and future circumstances and actions that may be undertaken, actual results could differ materially from these estimates. In addition, decisions the Company makes in the future as it continues to evaluate diverse strategies to enhance stockholder value may impact the outlook provided above.

PRDO ANNOUNCES 2Q25 RESULTS …PG 7

CONFERENCE CALL INFORMATION

Perdoceo Education Corporation will host a conference call on Thursday, July 31, 2025 at 5:00 p.m. Eastern time to discuss second quarter 2025 results and 2025 outlook. Interested parties can access the live webcast of the conference call at www.perdoceoed.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 1-800-715-9871 (domestic) or 1-646-307-1963 (international). Both dial-in numbers will use the access code 4671240. Viewers can also access the conference call by following this link https://events.q4inc.com/attendee/155080302. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.perdoceoed.com in the Investor Relations section of the website.

ABOUT PERDOCEO EDUCATION CORPORATION

Perdoceo’s accredited academic institutions offer a quality postsecondary education to a diverse student population, with fully online, campus-based and hybrid learning programs. The Company’s academic institutions – Colorado Technical University (“CTU”), the American InterContinental University System (“AIUS” or “AIU System”) and University of St. Augustine for Health Sciences ("USAHS") – provide degree programs from the associate through doctoral level as well as non-degree seeking and professional development programs. Our academic institutions offer students industry-relevant and career-focused academic programs that are designed to meet the educational needs of today’s busy adults. CTU and AIUS continue to show innovation in higher education, advancing personalized learning technologies like their intellipath® learning platform and using data analytics and technology to serve and educate students while enhancing overall learning and academic experiences. USAHS prepares medical professionals to provide quality medical care to communities across the country primarily through its graduate health sciences degree offerings in physical therapy, occupational therapy, speech language therapy and nursing, as well as continuing education programs. Perdoceo's academic institutions are committed to providing quality education that closes the gap between learners who seek to advance their careers and employers and communities needing a qualified workforce. For more information, please visit www.perdoceoed.com.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “believe,” “will,” “expect,” “continue,” “outlook,” “remain,” “focused on,” “should” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: declines in enrollment or interest in our programs or our ability to attract and connect with prospective students; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the new 90-10, gainful employment, financial responsibility and administrative capability standards prescribed by the U.S. Department of Education, the "Department"), as well as applicable accreditation standards and state regulatory requirements; the impact of various versions of “borrower defense to repayment” regulations; the final outcome of various legal challenges to the Department's loan discharge and forgiveness efforts; rulemaking or changing interpretations of existing regulations, guidance or historical practices by the Department, or any state or accreditor and increased focus by Congress and governmental agencies on, or increased negative publicity about, for-profit education institutions; the impact of any federal budget reconciliation or other legislative process on the availability of current levels of federal student aid or the conditions associated with participating in such aid programs; the success of our initiatives to improve student experiences, retention and academic outcomes; our continued ability to participate in educational assistance programs for key employers, veterans or other military personnel; our ability to pay dividends on our common stock and execute our stock repurchase program; increased competition; the impact of management changes; and changes in the overall U.S. economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and its subsequent filings with the Securities and Exchange Commission.

###

PRDO ANNOUNCES 2Q25 RESULTS …PG 8

CONTACT

Investors:

Alpha IR Group

Nick Nelson or Michael Perry

(312) 445-2870

PRDO@alpha-ir.com

or

Media:

Perdoceo Education Corporation

(847) 585-2600

media@perdoceoed.com

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,	December 31,
	2025	2024
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents, unrestricted	$172,075	$109,130
Restricted cash	21,602	22,623
Short-term investments	465,912	459,795
Total cash and cash equivalents, restricted cash and short-term investments	659,589	591,548

Student receivables, net	33,228	22,807
Receivables, other	9,171	5,330
Prepaid expenses	16,384	16,910
Inventories	2,635	3,388
Other current assets	200	171
Total current assets	721,207	640,154

NON-CURRENT ASSETS:
Property and equipment, net	87,708	95,508
Right of use assets, net - operating	46,786	50,099
Right of use assets, net - finance	12,817	15,375
Goodwill	258,191	258,012
Intangible assets, net	86,377	95,006
Student receivables, net	4,842	6,195
Deferred income tax assets, net	68,774	68,774
Other assets	7,685	7,911
TOTAL ASSETS	$1,294,387	$1,237,034

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Lease liability - operating	$5,442	$7,792
Lease liabilities - finance	5,214	5,466
Accounts payable	16,644	12,805
Accrued expenses:
Payroll and related benefits	31,356	35,059
Advertising and marketing costs	6,689	8,135
Income taxes	5,970	4,926
Other	15,785	21,239
Deferred revenue	81,699	36,740
Total current liabilities	168,799	132,162

NON-CURRENT LIABILITIES:
Lease liability - operating	48,230	50,224
Lease liabilities - finance	8,886	11,555
Sale lease-back financing	56,766	-
Construction financing	-	56,500
Other liabilities	27,075	27,057
Total non-current liabilities	140,957	145,336

STOCKHOLDERS' EQUITY:
Preferred stock	-	-
Common stock	920	910
Additional paid-in capital	713,940	707,212
Accumulated other comprehensive income	722	166
Retained earnings	662,856	595,672
Treasury stock	(393,807)	(344,424)
Total stockholders' equity	984,631	959,536
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,294,387	$1,237,034

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and percentages)

	For the Quarter Ended June 30,
	2025	% of Total Revenue	2024	% of Total Revenue
REVENUE:
Tuition and fees, net	$208,375	99.4%	$165,404	99.2%
Other	1,206	0.6%	1,336	0.8%
Total revenue	209,581		166,740
OPERATING EXPENSES:
Educational services and facilities	50,241	24.0%	27,516	16.5%
General and administrative	97,793	46.7%	89,311	53.6%
Depreciation and amortization	10,148	4.8%	3,069	1.8%
Asset impairment	-	0.0%	838	0.5%
Total operating expenses	158,182	75.5%	120,734	72.4%
Operating income	51,399	24.5%	46,006	27.6%
OTHER INCOME:
Interest income	6,460	3.1%	7,190	4.3%
Interest expense	(1,611)	-0.8%	(112)	-0.1%
Miscellaneous expense	(10)	0.0%	(70)	0.0%
Total other income	4,839	2.3%	7,008	4.2%
PRETAX INCOME	56,238	26.8%	53,014	31.8%
Provision for income taxes	15,210	7.3%	14,585	8.7%

NET INCOME	41,028	19.6%	38,429	23.0%

NET INCOME PER SHARE - BASIC:	$0.63		$0.59

NET INCOME PER SHARE -DILUTED:	$0.62		$0.57

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	65,331		65,611
Diluted	66,582		67,077

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
	For the Quarter Ended June 30,
(In Thousands)	2025		2024
NET INCOME	$41,028		$38,429
OTHER COMPREHENSIVE INCOME (LOSS), net of tax:
Foreign currency translation adjustments	-		(8)
Unrealized gain (loss) on investments	49		(93)
Total other comprehensive income (loss)	49		(101)
COMPREHENSIVE INCOME	$41,077		$38,328

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and percentages)

	For the Year to Date Ended June 30,
	2025	% of Total Revenue	2024	% of Total Revenue
REVENUE:
Tuition and fees, net	$420,223	99.4%	$332,402	99.2%
Other	2,362	0.6%	2,602	0.8%
Total revenue	422,585		335,004
OPERATING EXPENSES:
Educational services and facilities	98,783	23.4%	57,374	17.1%
General and administrative	198,721	47.0%	176,793	52.8%
Depreciation and amortization	21,955	5.2%	6,085	1.8%
Asset impairment	-	0.0%	2,468	0.7%
Total operating expenses	319,459	75.6%	242,720	72.5%
Operating income	103,126	24.4%	92,284	27.5%
OTHER INCOME:
Interest income	12,936	3.1%	13,983	4.2%
Interest expense	(3,293)	-0.8%	(447)	-0.1%
Miscellaneous (expense) income	(26)	0.0%	45	0.0%
Total other income	9,617	2.3%	13,581	4.1%
PRETAX INCOME	112,743	26.7%	105,865	31.6%
Provision for income taxes	28,027	6.6%	27,994	8.4%

NET INCOME	84,716	20.0%	77,871	23.2%

NET INCOME PER SHARE - BASIC:	$1.29		$1.19

NET INCOME PER SHARE -DILUTED:	$1.27		$1.16

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	65,504		65,583
Diluted	66,722		66,956

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
	For the Year to Date Ended June 30,
(In Thousands)	2025		2024
NET INCOME	$84,716		$77,871
OTHER COMPREHENSIVE INCOME (LOSS), net of tax:
Foreign currency translation adjustments	-		(39)
Unrealized gain (loss) on investments	556		(1,016)
Total other comprehensive income (loss)	556		(1,055)
COMPREHENSIVE INCOME	$85,272		$76,816

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year to Date Ended June 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$84,716	$77,871
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairment	-	2,468
Depreciation and amortization expense	21,955	6,085
Bad debt expense	13,015	12,631
Compensation expense related to share-based awards	5,443	4,557
Deferred income taxes	-	562
Changes in operating assets and liabilities	18,776	(11,157)
Net cash provided by operating activities	143,905	93,017

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(192,891)	(204,060)
Sales of available-for-sale investments	189,272	145,945
Purchases of property and equipment	(4,489)	(2,022)
Business acquisition	854	-
Net cash used in investing activities	(7,254)	(60,137)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	1,295	1,805
Purchase of treasury stock	(46,082)	(6,769)
Payments of employee tax associated with stock compensation	(7,544)	(3,435)
Payments of cash dividends and dividend equivalents	(17,718)	(14,613)
Earnout payments for business acquisition	(1,757)	-
Principal payments for finance lease	(2,432)	-
Principal payments for failed sale leaseback	(489)	-
Net cash used in financing activities	(74,727)	(23,012)
NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	61,924	9,868
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of the period	131,753	119,021
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of the period	$193,677	$128,889

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Quarter Ended June 30,
	2025	2024
REVENUE:
CTU	$117,970	$112,828
AIUS	54,723	53,722
USAHS (1)	36,697	-
Corporate and Other	191	190
Total	$209,581	$166,740

OPERATING INCOME (LOSS):
CTU	$46,262	$42,890
AIUS	12,080	12,926
USAHS (1)	(1,694)	-
Corporate and Other	(5,249)	(9,810)
Total	$51,399	$46,006

OPERATING MARGIN (LOSS):
CTU	39.2%	38.0%
AIUS	22.1%	24.1%
USAHS (1)	NM	NM
Corporate and Other	NM	NM
Total	24.5%	27.6%

(1)
Perdoceo completed the acquisition of USAHS on December 2, 2024.

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Year to Date Ended June 30,
	2025	2024
REVENUE:
CTU	$237,549	$226,397
AIUS	108,782	108,227
USAHS (1)	75,880	-
Corporate and Other	374	380
Total	$422,585	$335,004

OPERATING INCOME (LOSS):
CTU	$92,359	$85,046
AIUS	23,964	22,212
USAHS (1)	(2,024)	-
Corporate and Other	(11,173)	(14,974)
Total	$103,126	$92,284

OPERATING MARGIN (LOSS):
CTU	38.9%	37.6%
AIUS	22.0%	20.5%
USAHS (1)	NM	NM
Corporate and Other	NM	NM
Total	24.4%	27.5%

(1)
Perdoceo completed the acquisition of USAHS on December 2, 2024.

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In thousands, unless otherwise noted)

	For the Quarter Ended June 30,		For the Year to Date Ended June 30,
	ACTUAL		ACTUAL
Adjusted Operating Income	2025	2024	2025	2024
Operating income	$51,399	$46,006	$103,126	$92,284

Depreciation and amortization (2)	10,148	3,069	21,955	6,085

Adjusted Operating Income	$61,547	$49,075	$125,081	$98,369

	For the Quarter Ending September 30,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2025	2024	2025	2024

Operating income	$46.8M - $48.8M	$44,794	$187.8M - $193.8M	$174,253

Depreciation and amortization (2)	$10.2M	3,053	$42.2M	14,645

Adjusted Operating Income	$57.0M - $59.0M	$47,847	$230.0M - $236.0M	$188,898

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

	For the Quarter Ended June 30,		For the Year to Date Ended June 30,
	ACTUAL		ACTUAL
	2025	2024	2025	2024
Reported Earnings Per Diluted Share	$0.62	$0.57	$1.27	$1.16

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (2)	0.06	0.02	0.13	0.04
Total pre-tax adjustments	$0.06	$0.02	$0.13	$0.04
Tax effect of adjustments (3)	(0.01)	-	(0.03)	(0.01)
Total adjustments after tax	0.05	0.02	0.10	0.03
Adjusted Earnings Per Diluted Share	$0.67	$0.59	$1.37	$1.19

	For the Quarter Ending September 30,		For the Year to Date Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2025	2024	2025	2024
Reported Earnings Per Diluted Share	$0.55 - $0.57	$0.57	$2.29 - $2.36	$2.19

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (2)	0.06	0.02	0.26	0.09
Total pre-tax adjustments	0.06	$0.02	0.26	0.09
Tax effect of adjustments (3)	(0.01)	-	(0.07)	(0.02)
Total adjustments after tax	0.05	0.02	0.19	0.07
Adjusted Earnings Per Diluted Share	$0.60 - $0.62	$0.59	$2.48 - $2.55	$2.26

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

(1)
The Company believes it is useful to present non-GAAP financial measures which may exclude certain non-cash items as a means to understand the core performance of its operations. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help analyze the performance of its operations, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance.

The Company believes adjusted operating income and adjusted earnings per diluted share allow it to analyze and assess its operations and compare current operating results with the operational performance of other companies in its industry because it does not give effect to potential differences caused by items it does not consider reflective of underlying operating performance, such as depreciation and amortization. The Company believes the items it is adjusting for are not normal operating expenses necessary to run its business. In evaluating adjusted operating income and adjusted earnings per diluted share, investors should be aware that in the future the Company may incur expenses similar to the adjustments presented above. The presentation of adjusted operating income and adjusted earnings per diluted share should not be construed as an inference that the Company's future results will be unaffected by expenses that are unusual, non-routine or non-recurring. Adjusted operating income and adjusted earnings per diluted share have limitations as an analytical tool, and should not be considered in isolation, or as a substitute for net income, operating income, earnings per diluted share, or any other performance measure derived in accordance with and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of liquidity.

Non-GAAP financial measures, when viewed in a reconciliation to corresponding GAAP financial measures, provide an additional way of viewing the Company’s results of operations and the factors and trends affecting the Company’s business. Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.

Results of operations include the USAHS acquisition as of December 2, 2024.

(2)
Amortization for acquired intangible assets relate to definite-lived intangible assets associated with acquisitions.
(3)
The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate is intended to reflect federal and state taxable jurisdictions as well as the nature of the adjustments.